Exhibit 10.11
AMENDMENT TO COMMISSION AGREEMENT
DATED JULY 2004
This Amendment made as of the 1st day of July, 2006.

BETWEEN:	Champion Communication Services, Inc.
A corporation under the laws of the State of Delaware (“Corporation”)

and

Albert F. Richmond, an individual residing in the County of Harris in the State of Texas (“Executive”)
WHEREAS the Corporation and the Executive entered into a Commission Agreement dated July 2004 for Executive Services to be rendered and desires to amend the consideration and compensation to be provided under the Agreement.
NOW THEREFORE this Amendment sets forth that the consideration to be paid each calendar year in exchange for the Executive Services shall be the sum of fifty thousand ($50,000),
AND the Compensation as addressed in item 6 of the Agreement, comprised of commission to be paid to Richmond Holdings, Inc. (“RHI”), a Texas Corporation shall be reduced from 15% of the gross sales price of any part of the asset sales to 10% of such sales.
All other terms and conditions shall remain I full force and effect.
IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Amendment on the date first above written.

Champion Communication Services, Inc.

By:

Pamela R. Cooper, E. Vice President

	EXECUTIVE	WITNESS

	Albert F. Richmond	Alfonso Hernandez